EX-10.12
                        FIRM TRANSPORTATION SERVICE AGREEMENT
                                 RATE SCHEDULE FTS-2


               THIS AGREEMENT entered into this 12th day of August, 1993, by and between Florida Gas Transmission Company, a Corporation of the State of Delaware ("Transporter"), and City Gas Company of Florida, a Division of Elizabethtown Gas Company, a New Jersey corporation ("Shipper").

                              W I T N E S S E T H :

               WHEREAS, Shipper wishes to purchase firm natural gas transportation service from Transporter and Transporter wishes to provide firm natural gas transportation service to Shipper and

               WHEREAS, Shipper has completed and submitted to Transporter a valid request for firm transportation service ("Request"), and

               WHEREAS, in accordance with such Request, such service will be provided by Transporter for Shipper in accordance with the terms hereof.

               NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, Transporter and Shipper do covenant and agree as follows:

                                      ARTICLE I
                                     Definitions

               In addition to the definitions incorporated herein through Transporter's Rate Schedule FTS-2, the following terms when used herein shall have the meanings set forth below:

               1.1 The term "Gas" shall mean pipeline quality natural gas which complies with the quality provisions set forth in the General Terms and Conditions of Transporter's effective FERC Gas Tariff Volume No. 1, and includes gas remaining after processing thereof.

               1.2 The term "Rate Schedule FTS-2" shall mean Transporter's Rate Schedule FTS-2 as filed with the FERC as changed and adjusted from time to time by Transporter in accordance with
          Section 3.3 hereof or in compliance with any final FERC order affecting such rate schedule.

               1.3  The term "FERC" shall mean the Federal Energy
          Regulatory Commission or any successor regulatory agency or body, including the Congress, which has authority to regulate the rates and services of Transporter.


                                     ARTICLE II
                                      Quantity

               2.1 The Maximum Daily Transportation Quantity ("MDTQ") shall be set forth in Exhibit B attached hereto. The applicable MDTQ shall be the largest daily quantity of gas Shipper may tender for transportation in the aggregate to all Points of Receipt, exclusive of Transporter's Fuel if applicable, and receive at all Point(s) of Delivery as specified on Exhibits A and B hereto on any day.

               2.2 Shipper may tender natural gas for transportation to Transporter on any day, up to the MDTQ plus Transporter's Fuel. Transporter agrees to receive the aggregate of the quantities of natural gas that Shipper tenders for transportation at the Receipt Points, up to the maximum daily quantity specified for each such Point on Exhibit A hereto, and to transport and deliver to Shipper at each Delivery Point specified on Exhibit B, up to the maximum daily quantity specified for each such point on Exhibit B, the amount tendered by Shipper less Transporter's Fuel (as provided in Rate Schedule FTS-2), provided, however, that Transporter shall never be required to transport and deliver on any day more than the MDTQ.

                                     ARTICLE III
                                    Rate Schedule

               3.1 Upon the commencement of service hereunder, Shipper shall pay Transporter, for all service rendered hereunder, the rates established under Transporter's Rate Schedule FTS-2 as filed with the FERC and as said Rate Schedule may hereafter be legally amended or superseded.

               3.2 This Agreement in all respects shall be and remain subject to the provisions of said Rate Schedule and of the applicable provisions of the General Terms and Conditions of Transporter on file with the FERC (as the same may hereafter be legally amended or superseded), all of which are made a part hereof by this reference.

               3.3. Transporter shall have the unilateral right to file with the appropriate regulatory authority and make changes authorized by such authority in (a) the rates and charges applicable to its Rate Schedule FTS-2, (b) Rate Schedule FTS-2 pursuant to which this service is rendered; provided, however, that the firm character of service shall not be subject to change hereunder, or (c) any provisions of the General Terms and Conditions applicable to Rate Schedule FTS-2. Transporter agrees that Shipper may protest or contest the aforementioned filings, or seek authorization from duly constituted regulatory authorities for Such adjustment of Transporter's existing FERC Gas Tariff as may be found necessary in order to assure that the provisions in (a), (b), or (c) above are just and reasonable.

                                     ARTICLE IV
                                  Term of Agreement

               4.1 This Agreement shall be effective upon the in-service date of the Phase III Facilities, which shall be deemed to be the first day of the month following the date on which Transporter


          gives notice to the Commission that the Phase III Facilities, as defined in Article X of this Agreement, are in-service, and shall continue in effect for a primary term of 20 years.

               4.2 Termination for Non-Payment. In the event Shipper fails to pay for service provided pursuant to this Agreement, Transporter, in addition to any other rights it may have, shall also have the right to suspend or terminate service as permitted by the applicable provision of the General Terms and Conditions to Transporter's FERC Gas Tariff.


                                      ARTICLE V
                          Point(s) of Receipt and Delivery
                            and Maximum Daily Quantities

               5.1 The Point(s) of Receipt and maximum daily quantity for each point(s), for all gas delivered by Shipper into Transporter's pipeline system under this Agreement shall be at the Point(s) of Receipt on Transporter's pipeline system as set forth in Exhibit A.

               5.2 The Point(s) of Delivery and maximum daily quantity for each point(s) for all gas delivered by Transporter to Shipper, or for the account of Shipper, under this Agreement shall be at the Point(s) of Delivery as set forth in Exhibit B.

                                     ARTICLE VI
                                       Notices

               All notices, payments and communications with respect to this Agreement shall be in writing and sent to the addresses stated below or at any other such address as may hereafter be designated in writing:

               ADMINISTRATIVE MATTERS
               Transporter:   Florida Gas Transmission Company
                              P. 0. Box 1188
                              Houston, Texas 77251-1188
                              Attention:Marketing Administration Department
                              Fax No. 713-853-6756

               Shipper:       City Gas Company of Florida
                              955 E. 25th Street
                              Hialeah, FL 33013
                              Attention:  Jack Langer

                              cc:  Joseph Lachowiec
                                   Elizabethtown Gas Company
                                   One Elizabethtown Plaza
                                   Union, NJ  07083
                                   Fax: (908)289-1370

               PAYMENT BY WIRE TRANSFER

               Transporter:   Florida Gas Transmission Company
                              Nations Bank ABA No. 053000196
                              Account No.    001658806
                              Charlotte, North Carolina


                                     ARTICLE VII
                                   New Facilities

               Subsequent to commencement of service under this Agreement, Transporter, upon Shipper's written request, at its reasonable discretion, may agree to construct or acquire new facilities, or expand existing facilities, in order to perform service under this Agreement. For purposes of this Agreement and Rate Schedule FTS-2, an expanded facility shall be deemed to be a new facility.
           If in Transporter's reasonable judgment it is necessary to construct or acquire new facilities, or to expand existing facilities, in order to accommodate a change in service requested by Shipper and to enable Transporter to receive or deliver Shipper's MDTQ at the Receipt and Delivery Point(s) as they may be amended from time to time, and Transporter agrees as provided herein to construct, acquire, or expand such facilities, then Transporter shall notify Shipper of the additional cost required. Upon Shipper's written agreement, such facilities shallr construed, acquired or expanded, subject to the receipt and acceptance by Transporter of any necessary authorizations, permits and approvals. Shipper agrees to reimburse Transporter, promptly upon receipt of Transporter's invoices, for all costs and expenses incurred under this Article VII by Transporter for any pipeline and related facilities, including but not limited to the cost of any tap, electronic measurement equipment or data communications equipment for new meters, and appurtenant equipment and materials, and overhead expenses. To the extent such reimbursement qualifies as a contribution in aid of construction under the Tax Reform Act of 1986, P.L. 99-514
          (1986), Shipper also shall reimburse Transporter for the income taxes incurred by Transporter as a direct result of such contribution in aid of construction by Shipper, as calculated pursuant to the Commission's order in Transwestern Pipeline Company, 45 FERC Paragraph 61,116 (1988). Transporter shall have title to and the exclusive right to operate and maintain all such facilities.

                                    ARTICLE VIII
                       Regulatory Authorizations and Approvals

               8.1 Transporter's obligation to provide service is conditioned upon receipt and acceptance of any necessary regulatory authorization that is acceptable in form and substance to Transporter to provide Firm Transportation Service to Shipper in accordance with the terms of Rate Schedule FTS-2, or any successor thereto which is substantially similar in form and content, and this Service Agreement. Shipper agrees to reimburse Transporter for all reporting and/or filing fees incurred by Transporter in providing service under this Service Agreement.

                                     ARTICLE IX
                                      Pressure

               9.1 The quantities of gas delivered or caused to be delivered by Shipper to Transporter hereunder shall be delivered into Transporter's pipeline system at a pressure sufficient to enter Transporter's system, but in no event shall such gas be delivered at a pressure exceeding the maximum authorized operating pressure or such other pressure as Transporter permits at the Point(s) of Receipt.



               9.2 Transporter shall have no obligation to provide compression and/or alter its system operations to effectuate deliveries at the Point(s) of Delivery hereunder.

                                      ARTICLE X
                                  Other Provisions

               10.1 Prior to Transporter's execution of this Agreement, Shipper must demonstrate creditworthiness satisfactory to Transporter. In the event Shipper fails to establish creditworthiness, Transporter shall not execute this Agreement and this Agreement shall not become effective.

               10.2 Service pursuant to this Agreement is expressly subject to the following conditions:

          (a) The issuance, and acceptance by Transporter, of all necessary authorizations from the FERC pursuant to the Natural Gas Act or Natural Gas Policy Act permitting Transporter to construct, own and operate the Phase III facilities as described in Transporter's certificate application, as it may be amended or supplemented from time to time, and to effectuate the proposed service hereunder (hereinafter "Phase III Facilities"). All such authorizations shall be in form and substance satisfactory to Transporter, and shall be final before the respective governmental authority and no longer subject to appeal or rehearing; provided, however, that Transporter may waive the condition that such authority be final and/or no longer subject to appeal or rehearing. Such authorization shall include approval of a capacity allocation methodology acceptable to Transporter in the event requests for service for the proposed Phase III Facilities exceed the availability of the expanded capacity which Transporter, in its sole discretion, is willing to build;

          (b) Receipt and acceptance by Transporter of all other approvals required to construct the Phase III Facilities including all necessary authorizations from federal, state, local, and/or municipal agencies or other governmental authorities. All such approvals shall be in form and substance satisfactory to Transporter, and shall be final before the respective governmental authority and no longer subject to appeal or rehearing; provided, however, that Transporter may waive the condition that such authority be final and/or no longer subject to appeal or rehearing.


          (c) The approval of rates by the FERC for transportation services provided on the Phase III Facilities that are acceptable to Transporter, in Transporter's sole opinion. Shipper agrees to support a levelized rate methodology for the Phase III Facilities in any proceeding before the Commission during the term of this Agreement.

          (d) The receipt by Transporter of all necessary right-of-way easements or permits in form and substance acceptable to Transporter;

          (e) The ability of Transporter to obtain financing to construct the Phase III Facilities that is satisfactory to transporter, in Transporter's sole opinion. Shipper agrees to provide reasonable cooperation in Transporter's effort to obtain financing;

          (f) In the event that all requisite approvals from the FERC necessary to effectuate the proposed service hereunder are not granted in satisfactory form on or before December 31, 1993, then at such time either party shall have the right to terminate this Agreement upon sixty days written notice; provided, however, that if such approvals are obtained prior to the expiration of the sixty day notice period, such notice shall be of no further force or effect and this Agreement shall continue in accordance with the terms herein.

          (g) Transporter agrees to make all reasonable efforts to obtain the necessary authorizations, financing service commitments and all other approvals necessary to effectuate service under this Agreement. Shipper agrees to exercise good faith in the performance of this Agreement by supporting Transporter's efforts to obtain all necessary authorizations, financing and other approvals necessary to effectuate service under this Agreement. By executing this Agreement, Shipper agrees to the resolution on non-environmental issues in the Phase III proceeding as set forth in the August 25, 1992 Offer of Settlement filed in Docket No. CP92-182, et al.

          (h) At any time prior to Transporter's acceptance of all authorizations necessary to construct the Phase III Facilities, Transporter retains the right to terminate this Agreement, and to withdraw any requests or applications for regulatory approvals, and to terminate this project, at any time Transporter determines in its sole discretion that the project is no longer economical to pursue.

          (i) Shipper is obligated to reimburse Transporter for the construction of taps, meters, receipt and delivery point upgrades, construction of supply and delivery laterals not included in the description of the Phase III Facilities and any other construction necessary to receive gas into, and deliver gas from, Transporter's Phase III Facilities. To the extent such reimbursement qualifies as a contribution in aid of construction under the Tax Reform Act of 1986, P.L. 99-514 (1986), Shipper also shall reimburse Transporter for the income taxes incurred by Transporter as a direct result of such contribution in aid of construction by Shipper, as calculated pursuant to the Commission's order in Transwestern Pipeline company, 45 FERC Paragraph 61,116 (1988). Transporter shall have title to and the exclusive right to operate and maintain all such facilities.



               In the event the conditions set forth in this Article X are not satisfied, this Agreement shall be deemed null and void upon written notice by Transporter to Shipper.

                                     ARTICLE XI
                                    Miscellaneous

               11.1 This Agreement shall bind and benefit the successors and assigns of the respective parties hereto; provided, however, neither party shall assign this Agreement or any of its rights or obligations hereunder without first obtaining the written consent of the other party and any other regulatory authorizations deemed necessary by Transporter.

               11.2 No waiver by either party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any future defaults of a like or different character.

               11.3 This Agreement contains Exhibits A and B which are incorporated fully herein.

               11.4 This Agreement shall not be binding upon Transporter until executed by Transporter.

               11.5 THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCLUDING ANY CONFLICT OF LAW RULES WHICH MAY REQUIRE THE APPLICATION OF ANOTHER JURISDICTION.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers effective as of the date first written above.

          ATTEST:                       FLORIDA GAS TRANSMISSION COMPANY

          By:                           By:  Peter E. Weidler
                                        Title: Vice President

          ATTEST:                       CITY GAS COMPANY OF FLORIDA, A
                                        DIVISION OF ELIZABETHTOWN GAS
                                        COMPANY

          By:  Jimmie Cromwell          By: Jack Langer
                                        Title:  President & CEO